UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1815 Griffin Road, Suite 401, Dania Beach, FL	33004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer and Director, and Departure of Officer and Director

On November 7, 2022, the Company’s Chief Executive Officer, Alessandro Annoscia, stepped down as Chief Executive Officer, President, and a director of the Company, and from any and all other positions he held with the Company, and the Company’s Board of Directors (the “Board”) appointed Thomas E. Vickers, Chairman of the Board, as Interim Chief Executive Officer (principal executive officer) and President of the Company until a permanent successor Chief Executive Officer is appointed. The Company and Mr. Annoscia will determine the terms of his departure at a future date.

Mr. Vickers, age 58, has served as a director of the Company since October 2020 and as Chairman of the Board since May 2021, and he will continue in those roles. Mr. Vickers is a highly accomplished corporate finance and operations executive with 35 years of business experience. Since December 2019 Mr. Vickers has served as the President and Founder of Stack Financial, Inc., which provides family office, CFO on demand, finance, and accounting services to various long-term and short-term contracts. Mr. Vickers has previously held senior executive financial and operational positions such as Chief Financial Officer and SVP of Human Resources at OmniComm Systems, Inc; Vice President of Finance of OmniComm Systems, Inc; Vice President of Operations at S & J; Vice President, Financial Operations at Precision Response Corporation; and Director of Servicing Operations and Controller of Ocwen Financial Corporation. Mr. Vickers received both a B.B.A. in Finance and a B.B.A. in Accounting from Florida Atlantic University and earned his M.B.A. in Finance from the University of Miami. Additionally, Mr. Vickers received his Master of Taxation (M.T.X.) degree from Florida Atlantic University and is a Chartered Financial Analyst Charterholder.

While serving as Interim Chief Executive Officer and President, Mr. Vickers will receive no additional compensation. Mr. Vickers will be considered an employee-at-will and is not subject to a separate employment agreement. There are no family relationships between Mr. Vickers and any other director or executive officer of the Company. There are no understandings or arrangements between Mr. Vickers and any other person pursuant to which Mr. Vickers was appointed as Interim Chief Executive Officer and President of the Company. Mr. Vickers has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Securities Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2022	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino, Chief Financial Officer

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